                                                                    EXHIBIT 10.8



TECHNICAL PRECISION PLASTICS, INC.
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                                    AGREEMENT


         This AGREEMENT is made and shall be effective this 26th day of July , 1993, by and between Technical Precision Plastics, Inc. having administrative offices at 1411 Dogwood Way, Mebane, NC, 27302 (hereinafter "TPP") and Roche Image Analysis Systems (RIAS), a subsidiary of Roche Biomedical Laboratories, Inc. having offices at 231 Maple Avenue, Burlington, NC, 27215 (hereinafter "Roche");

         WHEREAS, TPP possesses certain information relating to plastic manufacturing ("Plastics") and Roche possesses certain know-how regarding cytology preparation and automation ("Cytoprep"); and

         WHEREAS, TPP and Roche desire to develop Roche's Cytoprep technology applications using plastic disposables.

         NOW, THEREFORE, for and in consideration of the mutual covenant contained herein, TPP and Roche do hereby agree as follows:

         1. The "Technology" shall mean any and all information, technical or non-technical, know-how data whether in written or oral form, disclosed by Roche to TPP, which relates to Cytology preparation and automation using Cytoprep Technology.

         2. Roche warrants that it has the full and unconditional right to disclose the Technology, free of charge, to TPP.

         3. TPP agrees not to use the received Technology for any other purpose other than its evaluation and determination of its interest in collaborating in developing "plastic disposables" for use with the Technology for Roche; and TPP will treat the received Technology as if it were its own proprietary information and will not disclose it to any third party without the written consent of Roche.

         4. All persons receiving the Technology on behalf of TPP under the Agreement must assume in writing the same confidentiality and non-use obligations as are set forth in this Agreement. TPP shall be responsible for assuring that such persons comply with this paragraph prior to review of the Technology.

         5. TPP agrees that it will not directly or indirectly or in any way market any product using the Technology except under a subsequent and separate written agreement executed by authorized representatives of Roche.

         6. TPP acknowledges Roche's exclusive ownership of the specific Cytoprep product designs and the tools and molds purchased by Roche for manufacturing such product.

         7. In recognition of research and development work done by TPP for the design of all plastic components related to the Cytoprep Technology, Roche agrees to use TPP as the sole source for such manufactured plastic components for its North American Market relating to Cytoprep Technology for a period of at least five (5) years beginning from the first production shipment date on each component engineered as of this date. Should Roche in the future decide to manufacture beyond the North American market, TPP would have the option to manufacture in the related locations. This commitment shall be binding on Roche provided that TPP agrees to supply Roche at a competitive price that would be available to Roche from a third party manufacturer. If, during the terms of this agreement, Roche informs TPP in writing that Roche has received a bona fide lower offer from another manufacturer for product of equal quality to the present product and such offer covers the period of time remaining on the full term of this agreement, then TPP shall have 90 days from written notice to meet such lower price. In the event TPP elects not to meet such lower price, then this agreement can be kept in effect by TPP and Roche mutually agreeing on higher price than the then competitive offer. But, in absence of such mutual agreement, this Agreement shall be terminated at the end of 90 days.

This commitment shall be valid as long as TPP meets Roche quality and production requirements. These requirements, which have not yet been defined, will be mutually agreed upon by both parties and become a part of this Agreement.

Roche agrees to give TPP written notice of such failure and 60 days to remedy the failure. If the problem is not eliminated within 60 days, Roche will be free to obtain Cytoprep products from another source.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be fully executed by their authorized representatives in duplicate:


ROCHE IMAGE ANALYSIS SYSTEMS

By: /s/ Ernest A. Knesel Jr.
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Title:  Sr. V.P.
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Date:   7-22-93
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TECHNICAL PRECISION PLASTICS, INC.
By:  /s/ James M. Piermarini
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Title:  President
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Date:    7-26-93